Exhibit 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-3 of (i) our report, which includes an explanatory paragraph concerning changes in accounting principles, dated January 31, 1994, except as to the information presented in Note 21, for which the date is February 17, 1994, on our audits of the consolidated financial statements of Ethyl Corporation and Subsidiaries as of December 31, 1993 and 1992, and for the years ended December 31, 1993, 1992, and 1991, appearing on page 46 of the Ethyl Corporation 1993 Annual Report to Shareholders, which report is incorporated by reference in the Annual Report on Form 10-K ("Form 10-K"), and (ii) our report dated January 31, 1994, on our audits of the financial statement schedules listed in the index on page F-1 of the Form 10-K, which report appears on page F-2 of the Form 10-K. We also consent to the reference to our firm under the caption "Experts."





                                           COOPERS & LYBRAND L.L.P.

Richmond, Virginia
January 11, 1995